As filed with the Securities and Exchange Commission on July 26, 2013.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EQUIFAX INC.

(Exact name of Registrant as specified in its charter)

Georgia	58-0401110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1550 Peachtree Street, N.W.

Atlanta, Georgia 30309

(404) 885-8000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John J. Kelley III, Esq.

Corporate Vice President and Chief Legal Officer

Equifax Inc.

1550 Peachtree Street, N.W.

Atlanta, Georgia 30309

(404) 885-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Dean C. Arvidson, Esq.

Senior Vice President, Deputy General Counsel

and Corporate Secretary

Equifax Inc.

1550 Peachtree Street, N.W.

Atlanta, Georgia 30309

(404) 885-8000

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer☒	Accelerated filer☐	Non-accelerated filer☐
Smaller reporting company☐		(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)

Debt Securities
Common Stock(3)
Preferred Stock
Warrants

(1)	There is being registered hereunder an indeterminate principal amount of debt securities and an indeterminate number of shares of common stock, preferred stock and warrants as may from time to time be issued at indeterminate prices. The securities registered hereunder include securities as may from time to time be issued upon conversion, exchange, redemption, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together as units with other securities registered hereunder.
(2)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of any registration fee. Any additional registration fees will be paid subsequently on a pay-as-you go basis.
(3)	Each share of common stock includes an attached common stock purchase right. No separate consideration would be paid for such rights. Their value, if any, will be reflected in the price of any shares of common stock offered.

PROSPECTUS

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

We may offer, from time to time, in one or more series:

•	senior and/or subordinated debt securities;

•	common stock;

•	preferred stock; and

•	warrants to purchase common stock, preferred stock and/or debt securities.

We may sell any combination of these securities in one or more offerings in amounts, at prices and on terms to be determined at the time of the offering.

This prospectus provides you with a general description of the securities that we may offer and sell from time to time. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offering and the offered securities and may also add, update or change the information in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “EFX.”

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus, as well as any risks contained or incorporated by reference in the applicable prospectus supplement, before buying any of the securities we may offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 26, 2013.

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, debt securities, common stock, preferred stock, warrants or units of two or more of such classes of securities.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities, and this prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. The prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described below in the section entitled “Where You Can Find More Information.”

We may also prepare free writing prospectuses to describe the terms of particular securities, which terms may vary from those described in this prospectus. You therefore should carefully review any free writing prospectus in connection with your review of this prospectus and the applicable prospectus supplement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus or any prospectus supplement, including any information that we incorporate by reference, or any free writing prospectus that we distribute. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus or a prospectus supplement or contained in any free writing prospectus is accurate as of any date other than the date of the document. We are not making an offer of securities in any jurisdiction where the offer is not permitted.

Throughout this prospectus, when we use the terms “we,” “us,” “our” and similar terms, we are referring to Equifax Inc. and its subsidiaries, collectively, as the context requires.

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WHERE YOU CAN FIND MORE INFORMATION

The registration statement that we have filed with the SEC registers the securities offered by this prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

In addition, we file annual, quarterly and other reports, proxy and information statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC’s public reference room. Our SEC filings are available on the SEC’s web site at http://www.sec.gov . You also may read reports and other information about us at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

We also make available free of charge on our website, www.equifax.com , under “About Equifax/Investor Relations/Shareholder Materials/SEC Filings,” all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered part of this prospectus from the date we file that document. Information that we file later with the SEC and that is incorporated by reference in this prospectus will automatically update and may supersede information contained or incorporated by reference in this prospectus or any prospectus supplement.

We incorporate by reference in this prospectus the documents and portions of documents listed below (other than, in each case, documents or portions thereof deemed to have been furnished and not filed in accordance with SEC rules):

•	our annual report on Form 10-K for the year ended December 31, 2012, filed on February 22, 2013 (including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement relating to our 2013 annual meeting of shareholders, filed on March 20, 2013);
•	our quarterly report on Form 10-Q for the quarter ended March 31, 2013, filed on April 25, 2013;
•	our quarterly report on Form 10-Q for the quarter ended June 30, 2013, filed on July 25, 2013;
•	our current reports on Form 8-K filed on May 8, 2013 and July 26, 2013;
•	the description of our common stock contained in our registration statement on Form 10/A filed on July 30, 2010, and any amendment or report filed for the purpose of updating such description;
•	the description of the rights to purchase common stock contained in our registration statement on Form 8-A/A (Amendment No. 2) filed on October 18, 2005, and any amendment or report filed for the purpose of updating such description; and
•	all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (other than portions of those documents not deemed to be filed) between the date of this prospectus and the termination of this offering.

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You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our internet website at www.equifax.com or by writing or calling us at the following address and telephone number: Equifax Inc., Corporate Secretary, 1550 Peachtree Street, N.W., Atlanta, Georgia 30309, telephone (404) 885-8000.

RISK FACTORS

Investing in our securities involves risks. Before deciding whether to purchase any of our securities, you should carefully consider the risks discussed in “Risk Factors” and elsewhere in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. See “Where You Can Find More Information” above. You should also carefully consider the risks and other information that may be contained or incorporated by reference in any prospectus supplement relating to specific offerings of securities.

FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference constitutes “forward-looking” statements as defined in U.S. securities laws. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seek,” “plan,” “project,” “continue,” “predict” and other  similar phrases or expressions identify forward-looking statements, which generally are not historical in nature (although the absence of these words or similar expressions does not mean that a statement is not forward-looking). All statements that address operating performance, events or developments that we expect or anticipate will occur in the future—including among others statements relating to consolidated revenues, revenue from continuing operations, adjusted earnings per share attributable to Equifax, adjusted earnings per share from continuing operations attributable to Equifax, levels of domestic and international business activity, foreign exchange rates, expected growth, results of operations, performance, business prospects and opportunities, and effective tax rates—are forward-looking statements.

These forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us. Management believes that these forward-looking statements are reasonable as and when made, but they are not guarantees. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by our forward-looking statements. These risks and uncertainties include but are not limited to actions taken by us, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as developments beyond our control, including but not limited to changes in worldwide and United States economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax's products and services. Other risk factors include our ability to successfully develop and market new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; attempted cyber and other security breaches and other disruptions to our information technology  infrastructure;  changes in, and the effects of, laws and regulations and government policies governing our business, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, in particular the establishment of the Consumer Financial Protection Bureau with expansive authority to write rules impacting our business, conduct examinations of our credit reporting and other consumer-facing businesses  and enforce consumer financial protection laws and regulations; federal or state responses to identity theft concerns; adverse or uncertain economic conditions and changes in credit and financial markets; the European sovereign debt crisis and issues in the U.S. with respect to its credit ratings and political concerns over related budgetary matters; exchange rates; timing and amount of capital expenditures; changes in capital markets and corresponding effects on Equifax's capital resources, level of indebtedness and benefit plan obligations; earnings exchange rates and the decisions of taxing authorities, all of which could affect our effective tax rates; potential adverse developments in new and pending legal proceedings or government investigations; and other risks discussed in our filings with the SEC, as referred to above in “Risk Factors.”

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You should not place undue reliance on our forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any of the forward-looking information except as required by law.

OUR COMPANY

We are a leading global provider of information solutions and human resources business process outsourcing services for businesses and consumers. We have a large and diversified group of clients, including financial institutions, corporations, governments and individuals. Our products and services are based on comprehensive databases of consumer and business information derived from numerous types of credit, financial assets, telecommunications and utility payment, employment, income, public record, demographic and marketing data. We use advanced statistical techniques and proprietary tools to analyze available data, creating customized insights, decision-making solutions and processing services for our clients. We help consumers understand, manage and protect their personal information and make more informed financial decisions. Additionally, we are a leading provider of payroll-related and human resources business process outsourcing services in the United States.

We currently operate in three global regions: North America (U.S. and Canada), Europe (the United Kingdom, Spain and Portugal) and Latin America (Argentina, Chile, Costa Rica, Ecuador, El Salvador, Honduras, Paraguay, Peru and Uruguay). We also maintain support operations in the Republic of Ireland, Chile and Costa Rica. We have an investment in the second largest consumer and commercial credit information company in Brazil and offer credit services in Russia and India through joint ventures.

Equifax was incorporated under the laws of the State of Georgia in 1913, and its predecessor company dates back to 1899. Our principal executive offices are located at 1550 Peachtree Street, N.W., Atlanta, Georgia 30309, and our telephone number is (404) 885-8000. We maintain a website located at www.equifax.com. Except for this prospectus and the documents incorporated by reference which are on our website, none of the information on our website is part of this prospectus.

USE OF PROCEEDS

Except as may be otherwise provided in an applicable prospectus supplement, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include, without limitation:

•	the financing of our operations,
•	repayment and refinancing of outstanding debt,
•	repurchases of outstanding shares of our common stock,
•	acquisitions of or investments in other businesses, and
•	advances to or investments in our subsidiaries.

Pending any specific application, net proceeds may be initially invested in short-term interest-bearing accounts, securities or similar investments or applied to reduce short-term indebtedness.

If required, we will include a more detailed description of the use of the net proceeds from any specific offering of securities in the prospectus supplement related to that offering.

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RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical consolidated ratio of earnings from continuing operations to fixed charges for each of the periods indicated. This ratio shows the extent to which our business generates enough earnings after payment of all expenses other than interest and income taxes to make interest payments on our debt.

	For the Year Ended December 31,					For the Six Months Ended June 30,
	2008	2009	2010	2011	2012	2013
Ratio of earnings from continuing operations to fixed charges	5.6x	6.1x	6.8x	7.5x	7.8x	8.0x

“Earnings” consists of income from continuing operations before income taxes and fixed charges. “Fixed charges” consist of interest on indebtedness, amortization of debt issuance costs and debt discounts and expense and the amount of rental expense on operating leases which management believes is a reasonable approximation of the interest factor related to rental expenses paid. No ratio of combined fixed charges and preferred stock dividends to earnings is shown because we have no outstanding preferred stock. Therefore, if shown, such ratio would be identical to the ratio of earnings from continuing operations to fixed charges shown above.

DESCRIPTION OF DEBT SECURITIES

The following description outlines some of the provisions of the debt securities that we may offer. This information is only a summary and is qualified in its entirety by reference to the applicable indenture. We have filed the indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of them. The specific terms of any series of debt securities will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of debt securities may differ from the general description of terms presented below.

Please note that, in this section titled “Description of Debt Securities,” references to “we,” “our” and “us” refer to Equifax Inc. as the issuer of the applicable series of debt securities and not to any subsidiaries, unless the context requires otherwise. Also, in this section, references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section titled”—Book-Entry Delivery and Settlement.”

Any debt securities will be either our (i) senior debt securities, which will rank equally with all of our other unsubordinated debt, or (ii) subordinated debt securities, which will rank equally with all of our other subordinated debt. We will issue any senior debt securities under our existing senior indenture dated as of June 29, 1998 with The Bank of New York Mellon Trust Company, N.A., as trustee. We will issue any subordinated debt securities under the subordinated indenture which we will enter into with the trustee named in that indenture. Unless otherwise indicated in the applicable prospectus supplement, The Bank of New York Mellon Trust Company, N.A. will be the trustee under both the senior and subordinated indentures. The Bank of New York Mellon Trust Company, N.A. was formerly known as The Bank of New York Trust Company, N.A. (as successor to Bank One Trust Company, National Association, which was successor in interest to The First National Bank of Chicago).

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Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time. The indentures give us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indentures. The particular terms of a series of debt securities and the extent, if any, to which particular terms of the issue modify the terms of the indentures will be described in the prospectus supplement relating to the debt securities.

General

The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series. We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•	whether the debt securities are senior or subordinated;
•	the offering price;
•	the title of the series of debt securities;
•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
•	the maturity date(s);
•	the principal amount payable at stated maturity;
•	whether the debt securities will be issued with any original issue discount;
•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;
•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
•	the interest rate(s), which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates or the method for determining such dates;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	the terms of the subordination of any series of subordinated debt;
•	the place(s) where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;
•	provisions for a sinking fund, purchase or analogous fund, if any;

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•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;
•	any defeasance and covenant defeasance provisions as described below applicable to the debt securities;
•	whether the indenture will restrict our ability and/or the ability of our subsidiaries and the nature of such restrictions;
•	whether the indentures will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;
•	information describing any book-entry features;
•	the procedures for any auction and remarketing, if any;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	if other than U.S. dollars, the currency, composite currency or currency units in which the series of debt securities will be denominated and whether we or the holder may elect payment to be made in a different currency;
•	the person who shall be entitled to receive interest, if other than the record holder on the record date;
•	the interest rate, if any, payable on overdue installments of principal, premium or interest;
•	any deletions of, or changes or additions to, the events of default or covenants with respect to the series of debt securities;
•	any conversion or exchange provisions;
•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
•	any paying agents, authenticating agents or security registrars;
•	any guarantees on the debt securities; and
•	any other terms of the series of debt securities (which shall not be inconsistent with the provisions of the indentures, except as permitted by a supplemental indenture, but which may modify or delete any of the provisions of the indentures insofar as it applies to such series), including any terms which may be required by or advisable under the laws of the U.S. or regulations thereunder or advisable (as determined by us) in connection with the marketing of the debt securities of the series.

One or more series of the debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market value) to be sold at a substantial discount below their stated principal amount. Material U.S. federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities.

Ranking

The senior debt securities will be unsecured, unless we elect otherwise, and will rank equally in right of payment with all of our other unsecured and non-subordinated debt obligations. The subordinated debt securities will be subordinate and junior in priority of payment to certain other indebtedness to the extent described in a prospectus supplement and will rank equally in right of payment with all of our other subordinated debt.

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The debt securities will be effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness.  In addition, the debt securities will be structurally subordinated to all obligations of our subsidiaries, including claims with respect to trade payables. This means that holders of our debt securities will have a junior position to the claims of creditors of our subsidiaries on the assets and earnings of such subsidiaries.

Subordination

If issued, the indebtedness evidenced by the subordinated debt securities will be subordinate to the prior payment in full of all our Senior Indebtedness (as defined below). During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for borrowed money;
•	all of the indebtedness of that person evidenced by bonds, debentures, notes or other similar instruments sold by that person for money;
•	all of the obligations of that person under any interest rate swaps, caps, collars, options and similar arrangements;
•	all of the obligations of that person under any foreign exchange contract, currency swap contract, futures contract, currency option contract or other foreign currency hedge arrangements;
•	all of the obligations of that person under any credit swaps, caps, floor, collars and similar arrangements;
•	indebtedness incurred, assumed or guaranteed by us in connection with the acquisition by us or any of our subsidiaries of any business, properties or assets, except purchase-money indebtedness classified as accounts payable under generally accepted accounting principles;
•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;
•	all obligations of that person under any lease or related document, including a purchase agreement, in connection with the lease of real property which provides that such person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under such lease or related document to purchase or to cause a third party to purchase such leased property;
•	all reimbursement obligations of that person in respect of letters of credit relating to indebtedness or our other obligations that qualify as indebtedness or obligations of the kind referred to above; and

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•	all obligations of that person under direct or indirect guaranties in respect of, and obligations to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities, and any unsubordinated guarantee obligations of ours, constitute Senior Indebtedness for purposes of the subordinated indenture.

Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected thereby.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under circumstances described in these provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example, in the event of our merger or consolidation with another entity.

Covenants in the Indentures

The indentures contain, among other things, the following covenants:

Limitation on Mortgages and Liens

Neither we nor any of our subsidiaries may create or assume, except in favor of us or a wholly owned subsidiary, any mortgage, pledge, lien or encumbrance upon any principal facility (as defined in the indenture) or any stock of any subsidiary or indebtedness of any subsidiary to us or any other subsidiary without equally and ratably securing the debt securities. This limitation does not apply to certain permitted encumbrances as described in the indentures, including:

(1)      purchase money mortgages entered into within specified time limits and liens existing on acquired property;

(2)      liens extending, renewing or refunding any liens permitted by the preceding clause;

(3)      certain tax, materialmen’s, mechanic’s and judgment liens;

(4)      liens in connection with certain government contracts;

(5)      certain mortgages, pledges, liens or encumbrances in favor of any state or local government or governmental agency in connection with certain tax-exempt financings;

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(6)      liens to secure the cost of construction or improvement of any property entered into within specified time limits; and

(7)      mortgages, pledges, liens and encumbrances not otherwise permitted if the sum of the indebtedness thereby secured plus the aggregate sales price of property involved in sale and leaseback transactions referred to in clause (1) under “- Limitation on Sale and Leaseback Transactions” below does not exceed 15% of consolidated stockholders’ equity (as defined in the indenture).

Limitation on Sale and Leaseback Transactions

We will not, and will not permit any of our subsidiaries to, sell or transfer (except to our company or one or more of our wholly owned subsidiaries, or both) any principal facility (as defined in the indenture) owned on the date of the indenture with the intention of taking back a lease of such property, other than a lease for a temporary period (not exceeding 36 months) with the intent that the use by us or such subsidiary of such property will be discontinued at or before the expiration of such period, unless either:

(1)      the sum of the aggregate sale price of property involved in sale and leaseback transactions not otherwise permitted plus the aggregate amount of indebtedness secured by all mortgages, pledges, liens and encumbrances referred to in clause (7) under “- Limitation on Mortgages and Liens” above does not exceed 15% of consolidated stockholders’ equity (as defined in the indenture); or

(2)      our company, within 120 days after the sale or transfer shall have been made by our company or by any such subsidiary, applies an amount equal to the greater of (a) the net proceeds of the sale of the principal facility (as defined in the indenture) sold and leased back pursuant to such arrangement or (b) the fair market value of the principal facility (as defined in the indenture) sold and leased back at the time of entering into such arrangement (which may be conclusively determined by our board of directors) to the retirement of our debt securities issued under the indenture or other funded debt (as defined in the indenture) of ours ranking on a parity with the debt securities; provided, that the amount required to be applied to the retirement of our outstanding debt securities or other funded debt (as defined in the indenture) pursuant to this clause (b) shall be reduced by (i) the principal amount (or, if the securities of that series are issued with a discount, such portion of the principal amount as may be specified in the terms of that series) of any debt securities delivered within 120 days after such sale to the trustee for retirement and cancellation, and (ii) the principal amount of any of our other funded debt (as defined in the indenture) ranking on a parity with the debt securities voluntarily retired by us within 120 days after such sale. Notwithstanding the foregoing, no retirement referred to in this clause (b) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

Consolidation, Merger or Sale of Assets

The indentures provide that we may not consolidate with or merge into any other person, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•	the person (if other than us) formed by the consolidation or into which we are merged or which acquires by conveyance or transfer, or which leases, our assets and properties substantially as an entirety is a corporation organized and existing under the laws of the U.S., any State thereof or the District of Columbia which expressly assumes all of our obligations under each series of debt securities and the indenture;
•	immediately after giving effect to that transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing;

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•	if, as a result of such transaction, our properties or assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not otherwise be permitted by the indenture without equally and ratably securing the outstanding debt securities and any other of our indebtedness entitled to be so secured equally and ratably with any and all indebtedness and obligations secured thereby, we or our successor, as the case may be, shall take such steps as shall be necessary effectively to secure the debt securities equally and ratably with (or prior to) all indebtedness secured thereby; and
•	we have delivered to the trustee an officer’s certificate and an opinion of counsel each stating that the consolidation, merger, conveyance, transfer or lease and, if required, the supplemental indenture required for the transaction, complies with the indenture and that all conditions precedent therein provided for relating to the transaction have been complied with.

Limited Restrictions

Unless we otherwise state in the prospectus supplement, the indentures do not limit our ability to incur debt and do not give holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating.

Events of Default

The indentures define an event of default with respect to any series of debt securities as one or more of the following events:

(1)      default in the payment of any interest on any debt security of that series, when it becomes due and payable, and continuance of such default for a period of 30 days;

(2)      default in the payment of the principal of (and premium, if any, on) any debt security of that series when due at its maturity;

(3)      default in the making or satisfaction of any sinking fund payment, when and as due by the terms of the debt securities of that series;

(4)      default in the performance, or breach, of any other covenant or warranty by us in the indenture which affects or is applicable to debt securities of such series, and the continuation of that default or breach for a period of 60 days after the trustee has given us, or after holders of at least 25% in aggregate principal amount of all outstanding securities of that series have given us and the trustee, written notice thereof;

(5)      default (a) in the payment of any scheduled principal or interest on any indebtedness (as defined in the indenture) of ours or of any subsidiary of ours (other than the debt securities of such series), aggregating more than $20 million in principal amount, when due after giving effect to any applicable grace period or (b) in the performance of any other term or provision of any indebtedness (as defined in the indenture) of ours or of any subsidiary of ours (other than the debt securities of such series), in excess of $20 million in principal amount, that results in such indebtedness being accelerated, and such acceleration shall not have been rescinded or annulled, or such indebtedness has not been discharged, within 15 days after the trustee has given us, or after holders of at least 25% in aggregate principal amount of all outstanding securities of that series have given us and the trustee, written notice thereof;

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(6)      entry against us or any of our subsidiaries of one or more judgments, decrees or orders, either individually or in the aggregate, in excess of $20 million, by a court having jurisdiction over us from which no appeal may be taken, and the continuance of such judgment, decree or order unsatisfied and in effect for a period of 45 consecutive days after the amount thereof is due without a stay of execution, and the trustee has given us, or after holders of at least 25% in aggregate principal amount of all outstanding securities of that series have given us and the trustee, written notice thereof;

(7)      certain events relating to our bankruptcy, insolvency or reorganization; and

(8)      any other event of default provided with respect to debt securities of that series and specified in the applicable prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities. Any modifications to the foregoing events of default will be described in the prospectus supplement relating to a particular series of debt securities.

If an event of default shall occur and be continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately upon written notice to us.

Any payment by us on the subordinated debt securities following any acceleration will be subject to the subordination provisions described above under “Subordination.”

After acceleration, the holders of a majority in principal amount of the outstanding debt securities of that series, under certain circumstances, may rescind and annul such acceleration if we have deposited with the trustee all required payments of interest, principal (and premium, if any) and overdue interest, on the debt securities, plus fees, expenses, disbursements and advances of the trustee, and all events of default, other than the non-payment of accelerated principal, have been cured or waived.

The trustee is required to give notice to the holders of the debt securities of a series of a default under the indenture, to the extent and within the time periods specified by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in (5) above, no notice will be given for at least 30 days after the occurrence thereof.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

A holder will not have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

(1)      the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)      the holders of at least 25% in principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

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(3)      the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any series of debt securities on or after the due date without following the procedures listed in (1) through (3) above.

We must deliver to the trustee an annual statement by our officers within 120 days after the end of each fiscal year as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

Modification and Waiver

We and the indenture trustees may make modifications and amendments to the indentures with the consent of the holders of a majority in principal amount of the outstanding securities of each series affected by the modification or amendment. We may also make modifications and amendments to the indentures without their consent, for certain purposes including, but not limited to:

•	providing for our successor to assume the covenants under the indenture and the debt securities;
•	adding covenants or events of default;
•	making certain changes to facilitate the issuance of the securities;
•	changing or eliminating any of the provisions of the indenture so long as such change or elimination does not affect any debt security which is outstanding under the indenture prior to the effectiveness of such change or elimination;
•	securing the securities;
•	permitting or facilitating the defeasance and discharge of the securities, provided that any amendment will not adversely affect the interests of holders of debt securities in any material respect;
•	establishing the form or terms of debt securities and coupons;
•	providing for a successor trustee with respect to one or more securities of debt securities; and
•	curing any ambiguities or inconsistencies; provided, that any amendment will not adversely affect in any material respect the interests of holders of any debt security which is outstanding under the indenture prior to the effectiveness of such change or elimination.

However, neither we nor the indenture trustees may make any modification or amendment to the indentures without the consent of the holders of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity or interest payment date of any debt security;
•	reduce the principal, premium, if any, or interest on any debt security;
•	reduce the principal of an original issue discount security payable on acceleration of maturity;
•	change the place of payment or the currency in which any debt security is payable;
•	adversely affect the right of repayment or repurchase, if any, at the option of the holder;
•	reduce the amount of, or postpone the date fixed for, any payment under any sinking fund;
•	impair the right to sue for any payment after the stated maturity or redemption date;
•	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders of subordinated debt securities; or
•	change the provisions in the indenture that relate to modifying or amending the indenture or to the waiver of covenants or defaults under the indenture, except to increase the percentage in principal amount of holders required to consent to such modification, amendment or waiver.

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We may, with respect to any series of debt securities, omit to comply with certain restrictive provisions of the indentures if holders of at least a majority in principal amount of all outstanding debt securities affected waive compliance. No such waiver will extend to or affect any term, provision or condition except to the extent expressly so waived, and, until the waiver becomes effective, our obligations and the duties of the trustee to holders of debt securities of that series in respect of the applicable term, provision or condition will remain in full force and effect.

Holders of a majority in principal amount of the outstanding debt securities of a series may, on behalf of all those holders, waive any past default under the indenture with respect to debt securities of that series except a default in the payment of the principal of (or premium, if any, on) or interest on any such debt security, or any sinking fund payment with respect to any such debt security, or except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding debt security of the series affected.

Satisfaction and Discharge; Defeasance

The indentures contain a provision that permits us to elect either or both of the following:

•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and
•	to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of these and a number of other covenants with respect to any series of debt securities then outstanding:

(1)	the limitations relating to our merger or consolidation;

(2)	the limitations on sale and lease-back transactions under the indenture;

(3)	the limitations on mortgages and liens under the indenture; and

(4)	the subordination provisions under the subordinated indenture.

To make any of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities of the series. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the action, and no event of default or event which with notice or lapse of time or both would become an event of default shall have occurred and be continuing on the date of the deposit.

If any of the above events occur, the holders of the debt securities of the series will not be entitled to the benefits of the indentures, except for registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities and, if applicable, conversion and exchange of debt securities.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us. We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

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In the event of any potential redemption of debt securities of any series in part, we will not be required to:

•	register, transfer or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or
•	register, transfer or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We have initially appointed the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents, change transfer agents or change the office of the transfer agent, change any security registrar or act as security registrar. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Payment and Paying Agents

Unless otherwise indicated in the prospectus supplement:

•	payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date; and
•	payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us.

At our option, however, we may pay interest by mailing a check to the record holder.

The corporate trust office of the indenture trustee will initially be designated as our sole paying agent. We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All monies paid by us to a paying agent for payment on any debt security which remain unclaimed for a period ending the earlier of 10 business days prior to the date the money would be turned over to the state, or at the end of two years after the payment was due, will be repaid to us. Thereafter, the holder may look only to us for such payment.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures are and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

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Regarding the Trustee

The indentures limit the right of the trustee, if it becomes our creditor, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. If the trustee acquires any conflicting interest, however, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign. The Bank of New York Mellon Trust Company, N.A. is also our depositary, and affiliates of The Bank of New York Mellon Trust Company, N.A. have performed and continue to perform other services for us in the normal course of business.

Book-Entry Delivery and Settlement

The debt securities will be issued in the form of one or more registered global notes. The global notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company, or DTC, in New York, New York, and registered in the name of Cede & Co., as nominee of DTC, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for debt securities in certificated form except in the limited circumstances described below. See “—Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of debt securities in certificated form.

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

DTC, Clearstream and Euroclear

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, societe anonyme, Luxembourg, which we refer to as Clearstream, or Euroclear Bank S.A./ N.V., as operator of the Euroclear System, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their U.S. depositaries, which in turn will hold such interests in customers' securities accounts in the U.S. depositaries' names on the books of DTC.

DTC has advised us that:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended.

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•	DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations, some of whom, and/or their representatives, own DTC.

•	DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC.” DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•	Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./ N.V., which we refer to as the Euroclear Operator. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

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We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•	upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•	ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global note for all purposes under the indenture and under the debt securities. Except as provided below, owners of beneficial interests in a global note will not be entitled to have debt securities represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the applicable indenture or under the debt securities for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or a global note.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.

Payments on the debt securities represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the debt securities represented by a global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

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Distributions on the debt securities held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the debt securities held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants

Because of time-zone differences, credits of the debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

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Certificated Notes

Individual certificates in respect of any debt securities will not be issued in exchange for the global notes, except in very limited circumstances. We will issue or cause to be issued certificated notes to each person that DTC identifies as the beneficial owner of the debt securities represented by a global note upon surrender by DTC of the global note if:

•	DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;
•	an event of default has occurred and is continuing, and DTC requests the issuance of certificated notes; or
•	we determine not to have the debt securities of such series represented by a global note.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

DESCRIPTION OF CAPITAL STOCK

This section summarizes the general terms of our common and preferred stock but may not contain all of the information that is important to you. For a more detailed description of these securities, you should read our amended and restated articles of incorporation and bylaws and the applicable provisions of Georgia law. We have filed our amended and restated articles of incorporation and bylaws with the SEC as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of them. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. To the extent that the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

General

Our authorized capital stock consists of:

•	300,000,000 shares of common stock, par value $1.25 per share; and
•	10,000,000 shares of preferred stock, par value $0.01 per share.

As of June 30, 2013, there were 121,278,158 shares of common stock outstanding (including 600,000 shares held by employee benefits trusts), and no shares of preferred stock outstanding. As of that date, we also had 5,600,429 shares of common stock reserved for issuance upon exercise of options or in connection with other awards outstanding under various employee and director incentive, compensation and option plans.

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Common Stock

•	Holders of common stock are entitled to participate pro rata in such dividends as may be declared by our board of directors out of funds legally available therefor. Dividends may not be paid on common stock unless all accrued dividends on preferred stock, if any, have been paid or set aside.

•	Each holder of shares of common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

•	There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of common stock.

•	In the event of our liquidation, dissolution or winding up, the holders of common stock will be entitled to share pro rata in the assets remaining after payment to creditors and after payment of the liquidation preference plus any unpaid dividends to holders of any outstanding preferred stock.

•	The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of holders of shares of any series of our preferred stock that we may designate and issue in the future.

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Our shares of common stock are listed on the New York Stock Exchange and trade under the symbol “EFX.”

Preferred Stock

Our amended and restated articles of incorporation permit us to issue up to 10,000,000 shares of our preferred stock in one or more series. There are no preferred shares issued and outstanding as of the date of this prospectus. Our board of directors is authorized to establish from time to time the number of shares to be included in any series of preferred stock and to establish the terms of the shares of such series, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof.

The specific terms of any preferred stock to be sold under this prospectus will be described in the applicable prospectus supplement. Unless otherwise specified in the prospectus supplement, each series of preferred stock offered will rank equal in right of payment to all other series of our preferred stock and holders thereof will have no preemptive rights.

The terms of the preferred stock set forth in such prospectus supplement may include the following:

•	the title of the preferred stock;
•	the number of shares of the preferred stock offered;
•	the liquidation preference and the offering price of the preferred stock;
•	the dividend rates of the preferred stock and/or methods of calculation of such dividends;

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•	periods and/or payment dates for the preferred stock dividends;
•	whether dividends on the preferred stock are cumulative;
•	the liquidation rights of the preferred stock;
•	the procedures for any auction and remarketing, if any, of the preferred stock;
•	the sinking fund provisions, if applicable, for the preferred stock;
•	the redemption provisions, if applicable, for the preferred stock;
•	whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period or the method of determining the same;
•	whether the preferred stock will have voting rights and, if so, the terms of such voting rights;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;
•	whether the preferred stock will be listed on any securities exchange;
•	whether the preferred stock will be issued with any other securities and, if so, the amount and terms of such other securities; and
•	any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

Our authorized shares of common stock and preferred stock are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of the stock exchange or automated quotation system on which our securities may be listed or trade. If the approval of our shareholders is not required for the issuance of shares of our common stock or preferred stock, our board of directors may determine to issue shares without seeking shareholder approval.

Our board of directors could issue a series of preferred stock that could, depending on the terms of such series, delay, defer or prevent a change in control of Equifax. Our board of directors would make any determination to issue such shares based on its judgment as to the best interests of our company and our shareholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage an attempt to acquire our company, including tender offers or other transactions that some, or a majority, of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their stock over the then current market price of such stock.

Antitakeover Provisions

We are governed by the Georgia Business Corporation Code. Our amended and restated articles of incorporation, bylaws and shareholder rights plan and the Georgia Business Corporation Code contain provisions that may delay, prevent or make more difficult an attempt by a third party to acquire control of the company by means of a tender offer, proxy contest or other similar transaction involving control of us, even if viewed favorably by shareholders should the offer include a substantial premium over the market price of our common stock at that time. In addition, these provisions may have the effect of assisting our management to retain its position and place it in a better position to resist changes that shareholders may want to make if dissatisfied with the conduct of our business. These provisions include the following:

Amended and Restated Articles of Incorporation and Bylaws

Our amended and restated articles of incorporation and bylaws:

•	provide our board of directors with the effective power to determine the exact number of directors comprising the full board, subject to the right of holders of any preferred stock to elect directors;
•	authorize our board of directors to fill vacant directorships or to increase the size of the board;

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•	do not authorize our shareholders to remove a director without cause;
•	do not authorize our shareholders to cumulate voting in the election of directors;
•	require shareholders to provide advance notice to us of any shareholder nominations for directors at an annual or special meeting of shareholders or to bring any proposal of other business before an annual meeting of shareholders;
•	provide the board with flexibility in scheduling the annual meeting of shareholders;
•	provide that special meetings of the shareholders may be called only by certain designated officers, a majority of the board or all of the shareholders;
•	require a supermajority vote (at least 66-2/3% in voting power of the outstanding shares of our capital stock entitled to be cast, voting together as a single class) for our shareholders to amend, alter or repeal certain provisions of our articles of incorporation or bylaws, including those related to the size of the board, director terms, filling of vacant director positions by the board, removal of directors, indemnification of directors and officers, and limiting liabilities of directors, unless recommended by a majority of the board;
•	do not authorize our shareholders to call a special meeting of the shareholders except by unanimous call of the shareholders, and the only business to be conducted at a special meeting of shareholders will be the business specified in the notice of the meeting;
•	preclude shareholders from acting by less than unanimous written consent without a meeting of shareholders;
•	authorize the issuance by our board of directors of shares of preferred stock in one or more series without shareholder approval, with such rights, powers and privileges as the board of directors deems appropriate; and
•	authorize the issuance by our board of directors of shares of common stock for a variety of corporate purposes without shareholder approval, subject to any shareholder approval requirements imposed by the rules of the New York Stock Exchange.

Georgia Business Corporation Code

We have elected to be governed by the "business combination" and "fair price" provisions of the Georgia Business Corporation Code that could be viewed as having the effect of discouraging an attempt to obtain control of us.

•	The business combination provision generally would prohibit us from engaging in various business combination transactions with any interested shareholder (defined generally as a beneficial owner of 10% or more of our outstanding common stock) for a period of five years after the date of the transaction in which the person became an interested shareholder unless specified board of directors and shareholder approval conditions are met.

•	The fair price provision requires that, absent board or shareholder approval of an acquisition or merger, an interested shareholder seeking to engage in a business combination transaction with us must pay the remaining shareholders, generally, the greater of the price paid by the interested shareholder for its shares or the fair market value of our common stock.

Shareholder Rights Plan

Our board of directors has implemented a shareholder rights plan designed to protect our shareholders against abusive takeover attempts and tactics. The rights plan operates to dilute the interests of any person or group attempting to take control of the company if the attempt is not deemed by our board to be in the best interests of our shareholders. Under the rights agreement, as originally adopted in October 1995 and amended and restated in October 2005, holders of our common stock were granted one right to purchase common stock, or Right, for each outstanding share of common stock held of record on November 6, 1995. All newly issued shares of common stock since that date have been accompanied by a Right. The Rights will become exercisable and trade independently from our common stock if a person or group acquires or obtains the right to acquire 20% or more of our outstanding shares of common stock, or commences a tender or exchange offer that would result in that person or group acquiring 20% or more of the outstanding common stock, in each case without the consent of our board.

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In the event the Rights become exercisable, each holder (other than the acquiring person or group) will be entitled to purchase that number of shares of securities or other property of us having a market value equal to two times the exercise price of the Right. If we were acquired in a merger or other business combination, each Right would entitle its holder to purchase the number of the acquiring company's common stock having a market value of two times the exercise price of the Right. In either case, our board may choose to redeem the Rights for $0.01 per Right before they become exercisable. The Rights will expire on November 6, 2015, unless earlier redeemed, exchanged or amended by the board.

DESCRIPTION OF WARRANTS

The following description outlines some of the provisions of the warrants that we may offer. This information may not be complete in all respects and is qualified in its entirety by reference to the relevant warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of warrants may differ from the general description of terms presented below.

We may issue warrants to purchase debt securities, common stock or preferred stock. Each warrant will entitle the holder to purchase for cash the amount of debt securities, common stock or preferred stock at the exercise price stated in or determinable from the prospectus supplement. We may issue warrants independently or together with any other securities we offer pursuant to a prospectus supplement, and the warrants may be attached to or separate from those securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company as warrant agent, all as described in the prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;
•	the price or prices at which the warrants will be issued and the currency or composite currency you may use to purchase the warrants;
•	the designation, amount and terms of the securities for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	if applicable, the principal amount of debt securities you may purchase upon exercise of each debt warrant and the price and currency or composite currency or other consideration (which may include debt securities) you may use to purchase such principal amount of debt securities upon such exercise;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the exercise of the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	the maximum or minimum number of warrants that may be exercised at any time;
•	the terms of any mandatory or optional redemption by us;
•	the identity of the warrant agent;
•	information with respect to book-entry procedures, if any; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities, shares of common stock or shares of preferred stock purchasable upon the exercise. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;
•	directly to institutional investors;
•	directly to a limited number of purchasers or to a single purchaser;
•	through agents to the public or to institutional investors; or
•	through a combination of any of these methods of sale.

If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	at a fixed price or prices, which may be changed from time to time;
•	in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

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For each series of securities, the prospectus supplement will set forth the terms of the offering of the securities, including:

•	the initial public offering price;
•	the method of distribution, including the names of any underwriters, dealers or agents;
•	the purchase price of the securities;
•	our net proceeds from the sale of the securities;
•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;
•	any discounts or concessions allowed or reallowed or repaid to dealers; and
•	the securities exchanges on which the securities will be listed, if any.

We will describe the names of any underwriters or agents, the method of distribution of the securities and the purchase price of the securities in the prospectus supplement.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the prospectus supplement.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by it from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Shares of our common stock are listed on the New York Stock Exchange.  Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We may apply to list any series of debt securities, preferred stock or warrants on an exchange, but we are not obligated to do so.  Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of those activities at any time.

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We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institutions agree pursuant to delayed delivery contracts to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Purchasers of our securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the price to public disclosed in the applicable prospectus supplement.

If we offer bearer debt securities under this prospectus and a related prospectus supplement, any underwriter, dealer and agent that participates in the distribution of any original issuance of bearer debt securities will agree not to offer, sell or deliver bearer debt securities to a United States citizen or to any person within the United States unless federal law permits otherwise.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

Underwriters or agents and their associates may be customers of ours or may engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

The validity of the securities issuable under this prospectus has been passed upon for us by Alston & Bird LLP. Certain legal matters in connection with an offering of securities under this prospectus and a related prospectus supplement will be passed upon for us and any underwriters by counsel that will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Equifax Inc. appearing in Equifax Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 26, 2013, the financial statement schedule appearing in Equifax Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2012 filed with the Securities and Exchange Commission on February 22, 2013, and the effectiveness of Equifax Inc.’s internal control over financial reporting as of December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.      Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered other than underwriting discounts and commissions. All such expenses will be borne by the Registrant.

Amount to be paid (1)
SEC registration fee	(2)
Legal fees and expenses	$125,000
Accounting fees and expenses	75,000
Trustees’ fees and expenses	50,000
Rating agencies fees	250,000
Printing expenses	20,000
Miscellaneous	10,000
Total	$530,000

(1)	The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and one offering of securities hereunder.

(2)	Because this registration statement covers an indeterminate amount of securities, the SEC registration fee is not currently determinable. Such fee is deferred in accordance with Rules 456(b) and 457(r).

Item 15.     Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the amended and restated articles of incorporation and bylaws of the Registrant and the Georgia Business Corporation Code as such provisions relate to the indemnification of the directors and officers of the Registrant. This description is intended only as a summary and is qualified in its entirety by reference to the Registrant’s amended and restated articles of incorporation and bylaws and the Georgia Business Corporation Code.

Section 851 of the Georgia Business Corporation Code, or the GBCC, provides that a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed: (a) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (b) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (c) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. Section 851 further provides that a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct; or (2) in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

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Section 852 of the GBCC provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Additionally, Section 854 of the GBCC provides that the court conducting the proceeding or another court of competent jurisdiction, upon application by a director, may order indemnification or advance for expenses (1) if the director is entitled to indemnification pursuant to the GBCC or (2) if, in consideration of all relevant circumstances, the court determines that the individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met and even if the director has been adjudged liable; provided, however, that if the director has been adjudged so liable, the indemnification is limited to reasonable expenses incurred.

Section 857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation (1) to the same extent as a director; and (2) if he or she is not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract, except for liability arising out of conduct that constitutes: (a) appropriation of any business opportunity of the corporation; (b) acts or omissions that involve intentional misconduct or a knowing violation of law; (c) unlawful distribution; or (d) receipt of an improper personal benefit. Section 857 further provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 852 and may apply to a court under Section 854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.

The amended and restated articles of incorporation and bylaws of the Registrant provide for indemnification of directors, officers, employees and agents and advancement of expenses to the fullest extent permitted under the GBCC.

Section 202(b)(4) of the GBCC provides that a corporation may, in its articles of incorporation, eliminate or limit the liability of a director to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability for: (1) any appropriation, in violation of his or her duties, of any business opportunity of the corporation; (2) acts or omissions which involve intentional misconduct or a knowing violation of law; (3) unlawful distributions; or (4) any transaction from which the director received an improper personal benefit, provided that no such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

The Registrant’s amended and restated articles of incorporation limit the personal liability of directors to the same extent as the GBCC.

The Registrant’s amended and restated articles of incorporation also provide that the indemnification rights contained in the bylaws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise. The Registrant has purchased and maintains liability insurance to protect its directors and officers against any liability asserted against them or incurred by them as permitted by its amended and restated articles of incorporation and Section 14-2-858 of the GBCC. The insuring of the directors and officers is permitted whether or not the Registrant would have the power to indemnify that director or officer under its amended and restated articles of incorporation and bylaws or the terms of the GBCC.

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These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

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Item 16.     List of Exhibits.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement—Debt Securities

1.2*	Form of Underwriting Agreement—Equity Securities

4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed May 14, 2009).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed November 13, 2012).

4.3	Amended and Restated Rights Agreement dated as of October 14, 2005, between the Registrant and SunTrust Bank, as Rights Agent, which includes as Exhibit A the form of Rights Certificate and as Exhibit B the Summary of Rights (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed October 18, 2005).

4.4	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-3 Registration Statement No. 333-129123 filed October 19, 2005).

4.5*	Specimen Preferred Stock Certificate.

4.6	Indenture Governing Senior Debt Securities, dated as of June 29, 1998, between the Registrant and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to Bank One Trust Company, National Association, which was successor in interest to The First National Bank of Chicago), as Trustee (incorporated by reference to Exhibit 4.4 to the Registrant’s Form 10-K filed March 31, 1999).

4.7	Form of Indenture Governing Subordinated Debt Securities, between the Registrant and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.7 to the Registrant’s Form S-3 Registration Statement No. 333-168429 filed July 30, 2010).

4.8*	Form of Note for Senior Debt Securities.

4.9*	Form of Note for Subordinated Debt Securities.

4.10*	Form of Warrant Agreement.

4.11*	Form of Warrant Certificate.

4.12*	Form of Unit Agreement.

5.1**	Opinion of Alston & Bird LLP, Counsel for the Registrant.

12.1**	Statement regarding computation of ratio of earnings to fixed charges.

23.1**	Consent of Ernst & Young LLP.

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23.2	Consent of Alston & Bird LLP (contained in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page hereof).

25.1**	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee for Indenture dated as of June 29, 1998 relating to the Senior Debt Securities.

25.2**	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee for the form of indenture relating to Subordinated Debt Securities.

*	If applicable, to be filed as an exhibit to a document to be incorporated by reference herein or by a post-effective amendment to this Registration Statement in connection with a specific offering of securities.
**	Filed herewith.

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Item 17.         Undertakings.

(a)    Rule 415 Offering. The undersigned Registrant hereby undertakes:

(1)  to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

(2)  that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)  that, for the purpose of determining liability under the Securities Act to any purchaser:

(A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however , that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; and

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(5)    that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)   Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(B)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(C)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(D)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)  Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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(d)    Qualification of Trust Indenture Under the Trust Indenture Act of 1939 for Delayed Offerings. The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 26, 2013.

EQUIFAX INC.

By:	/s/Richard F. Smith
Richard F. Smith
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lee Adrean, Nuala M. King, John J. Kelley III, and Dean C. Arvidson, and each of them (so long as each such individual is an employee or affiliate of Equifax Inc.), any of whom may act without the joinder of the others, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated below on July 26, 2013.

Signature	Title

/s/Richard F. Smith	Director, Chairman and Chief Executive Officer
Richard F. Smith	(Principal Executive Officer)

/s/Lee Adrean	Corporate Vice President and Chief Financial
Lee Adrean	Officer (Principal Financial Officer)

/s/Nuala M. King	Senior Vice President and Corporate Controller
Nuala M. King	(Principal Accounting Officer)

/s/James E. Copeland, Jr.	Director
James E. Copeland, Jr.

/s/Robert D. Daleo	Director
Robert D. Daleo

/s/Walter W. Driver, Jr.	Director
Walter W. Driver, Jr.

/s/Mark L. Feidler	Director
Mark L. Feidler

/s/L. Phillip Humann	Director
L. Phillip Humann

/s/Siri S. Marshall	Director
Siri S. Marshall

/s/John A. McKinley	Director
John A. McKinley

/s/Mark B. Templeton	Director
Mark B. Templeton

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Exhibit No.	Description

1.1*	Form of Underwriting Agreement—Debt Securities.

1.2*	Form of Underwriting Agreement—Equity Securities

4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed May 14, 2009).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed November 13, 2012).

4.3	Amended and Restated Rights Agreement dated as of October 14, 2005, between the Registrant and SunTrust Bank, as Rights Agent, which includes as Exhibit A the form of Rights Certificate and as Exhibit B the Summary of Rights (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed October 18, 2005).

4.4	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-3 Registration Statement No. 333-129123 filed October 19, 2005).

4.5*	Specimen Preferred Stock Certificate.

4.6	Indenture Governing Senior Debt Securities, dated as of June 29, 1998, between the Registrant and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to Bank One Trust Company, National Association, which was successor in interest to The First National Bank of Chicago), as Trustee (incorporated by reference to Exhibit 4.4 to the Registrant’s Form 10-K filed March 31, 1999).

4.7	Form of Indenture Governing Subordinated Debt Securities, between the Registrant and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.7 to the Registrant’s Form S-3 Registration Statement No. 333-168429 filed July 30, 2010).

4.8*	Form of Note for Senior Debt Securities.

4.9*	Form of Note for Subordinated Debt Securities.

4.10*	Form of Warrant Agreement.
4.11*	Form of Warrant Certificate.

4.12*	Form of Unit Agreement.

5.1**	Opinion of Alston & Bird LLP, Counsel for the Registrant.

12.1**	Statement regarding computation of ratio of earnings to fixed charges.

23.1**	Consent of Ernst & Young LLP.

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23.2	Consent of Alston & Bird LLP (contained in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on the signature page hereof).

25.1**	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee for Indenture dated as of June 29, 1998 relating to the Senior Debt Securities.

25.2**	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee for the form of indenture relating to Subordinated Debt Securities.

*	To be filed as an exhibit to a document to be incorporated by reference herein or by a post-effective amendment to this Registration Statement in connection with a specific offering of securities.
**	Filed herewith.

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